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                                                        Exhibit 10(b)


                  Consent of Independent Certified Accountants


The Board of Directors
The Travelers Insurance Company:


We consent to the use our report included herein and to the reference to our firm as experts under the heading "Independent Accountants".


KPMG Peat Marwick LLP


Hartford, Connecticut
April 23, 1997